                                                                   EXHIBIT 10.34

                               FOURTH AMENDMENT

        THIS FOURTH AMENDMENT (this "Amendment") is made and entered into as of the 17 day of July, 2000 by and between EOP-Bay Park Plaza, L.L.C, a Delaware
    --       -----
limited liability company ("Landlord"), and CROSSWORLDS SOFTWARE, INC., a Delaware corporation ("Tenant").

                                  WITNESSETH:


A. WHEREAS, Landlord and Tenant (as successor in interest to Crossroads Software, Inc.) are parties to that certain lease dated the 6th day of December, 1996 (the "Original Lease") for space currently containing approximately 44,492 rentable square feet (the "Original Premises") described as Suite Nos. 800, 500, 600, 210 and 230 on the 8th, 5th, 6th and 2nd floors of the building commonly known as Bay Park Plaza and the address of which is 577 Airport Boulevard, Burlingame, California 94010 (the "Building"), which lease has been previously amended or assigned by instruments dated March 16, 1998, March 20, 1999, April 13, 1999 and January 28, 2000 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space containing approximately 6,782 rentable square feet described as Suite No. 650 on the 6th floor of the Building shown on Exhibit A hereto (the "Sixth Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.       Sixth Expansion and Effective Date. Effective as of the Sixth Expansion
         ----------------------------------
         Effective Date (as hereinafter defined), the Premises, as defined in the Lease, is increased from 44,492 rentable square feet on the 8th, 5th, 6th and 2nd floors to 51,274 rentable square feet on the 8th, 5th, 6th and 2nd floors by the addition of the Sixth Expansion Space, and from and after the Sixth Expansion Effective Date, the Original Premises and the Sixth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Sixth Expansion Space shall commence on the Sixth Expansion Effective Date and end on the Expiration Date (as such term is defined in the Basic Lease Information attached to the Original Lease). The Sixth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Sixth Expansion Space.

         A. Subject to Section VI of this Amendment, the Sixth Expansion Effective Date shall be the earlier to occur of (i) the date which is 14 days after delivery of possession of the Sixth Expansion Space to Tenant, and (ii) the date upon which Tenant first commences to conduct business in the Sixth Expansion Space. As used herein, "delivery of possession" of the Sixth Expansion Space shall be deemed to have occurred on the day immediately following the later to occur of (i) the termination of the existing lease of such Sixth Expansion Space, and (ii) the vacation of such Sixth Expansion Space by the prior occupant thereof. The Sixth Expansion Effective Date is anticipated to occur on July 15, 2000 (the "Target Sixth Expansion Effective Date").

         B. The Sixth Expansion Effective Date shall be delayed beyond the Target Sixth Expansion Effective Date to the extent that Landlord fails to deliver possession of the Sixth Expansion Space for any reason (other than delays by Tenant), including but not limited to, failure by Landlord to terminate prior existing leases or holding over by prior occupants. The occurrence of the Sixth Expansion Effective Date and the expansion of the Premises by the Sixth Expansion Space shall be conditioned upon the termination of any and all prior existing leases affecting the Sixth Expansion Space. Any delay in the Sixth Expansion Effective Date or any failure of the Sixth Expansion Effective Date to occur shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the

             Sixth Expansion Effective Date is delayed, the Expiration Date under the Lease shall not be similarly extended.

II.     Monthly Base Rent.
        -----------------

        In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord. Base Rent for the Sixth Expansion Space in accordance with the schedule as set forth below.


              Period             Annual Rate       Annual Base Rent         Monthly Base
                               Per Square Foot                                  Rent

         7/15/00-4/30/01         $   63.00         $   427,266.00         $   35,605.50

          5/1/01-4/30/02         $   65.52         $   444,356.64         $   37,029.72

          5/1/02-4/30/03         $   68.14         $   462,125.48         $   38,510.46

          5/1/03-4/30/04         $   70.86         $   480,572.52         $   40,047.71

          5/1/04-4/30/05         $   73.70         $   499,833.40         $   41,652.78

          5/1/05-4/30/06         $   76.65         $   519,840.30         $   43,320.03

          5/1/06-4/30/07         $   79.92         $   542,017.44         $   45,168.12

          5/1/07-4/30/08         $   83.12         $   563,719.84         $   46,976.65

         All such Base Rent shall be payable by Tenant in accordance with the terms of Article 3 of the Lease.

         Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Sixth Expansion Effective Date is the Target Sixth Expansion Effective Date. If the Sixth Expansion Effective Date is other than the Target Sixth Expansion Effective Date, the schedule set forth above with respect to the payment of any Installment(s) of Base Rent for the Sixth Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Sixth Expansion Effective Date and the actual Sixth Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Base Rent rate shall not be postponed as a result of an adjustment of the Sixth Expansion Effective Date as provided above.

III.     Additional Security Deposit. Upon Tenant's execution hereof, Tenant
         ---------------------------
         shall pay Landlord the sum of $35,605.50 which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $66,832.00 to $102,437.50.

IV.      Tenant's Share. For the period commencing with the Sixth Expansion
         --------------
         Effective Date and ending on the Expiration Date, Tenant's Share for the Sixth Expansion Space is 4.85%.

V.       Additional Rent. For the period commencing with the Sixth Expansion
         ---------------
         Effective Date and ending on the Expiration Date, Tenant shall pay Additional Rent applicable to the Sixth Expansion Space in accordance with the terms of the Lease, provided, however, during such period the Base Year for the computation of Additional Rent applicable to the Sixth Expansion Space is 2000.

VI.      Improvements to Sixth Expansion Space.
         -------------------------------------
         A. Condition of Sixth Expansion Space. Tenant has inspected the Sixth Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

         B. Cost of Improvements to Sixth Expansion Space. Provided Tenant is not in default, Tenant shall be entitled to receive an Improvement allowance (the "Sixth Expansion Improvement Allowance") In an amount not to exceed $33,910.00 (i.e., $5.00 per rentable square foot of the Sixth Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Sixth Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Sixth Expansion Space exceeds the Sixth Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Sixth Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Sixth Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Sixth Expansion Space.

         C. Responsibility for Improvements to Sixth Expansion Space. Tenant shall retain Commercial Interior Contractors ("CIC") to perform any construction, alterations or improvements to the Premises and such construction, alterations or improvements shall be governed in all respects by the provisions of Article 6 of the Lease.

VII.     Early Access to Sixth Expansion Space. During any period that Tenant
         -------------------------------------
         shall be permitted to enter the Expansion Space prior to the Sixth Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Base Rent as to the Sixth Expansion Space. If Tenant takes possession of the Sixth Expansion Space prior to the Sixth Expansion Effective Date for any reason whatsoever (other than the performance of work in the Sixth Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Base Rent as applicable to the Sixth Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Sixth Expansion Effective Date.

VIII.    Other Pertinent Provisions. Landlord and Tenant agree that, effective
         --------------------------
         as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

         A. Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall include, to the extent permitted by applicable laws, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord.

         B.       Parking. During the term for the Sixth Expansion Space,
                  -------
                  Landlord shall provide Tenant, free of charge on an unassigned, non-exclusive and unlabelled basis, up to 23 additional parking spaces in the Parking facility in accordance with all of the provisions of Paragraph 1 of the Additional Provisions Rider to the Lease.

         C.       Letter of Credit. Upon execution of this Amendment, Tenant
                  ----------------
                  shall deliver to Landlord, subject to the provisions of Paragraph 2 of the Additional Provisions Rider to the Original Lease, either (i) an amendment to the existing Letter of Credit increasing the amount of the existing Letter of Credit by $316,177.00 or (ii) in addition to the existing Letter of Credit, a new Letter of Credit in the amount of $316,177.00.

IX.      Miscellaneous.
         -------------
         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                       LANDLORD:

                                       EOP-BAY PARK PLAZA, L.L.C., a Delaware
                                       limited liability company

                                       By: EOP Operating Limited Partnership, a
                                           Delaware limited partnership, its
                                           sole member

                                           By: Equity Office Properties Trust, a
                                               Maryland real estate investment
                                               trust, its general partner

                                               By: /s/ ROBERT E. DEZZUTTI
                                                   -----------------------------
                                                   Name: Robert E. Dezzutti
                                                         -----------------------
                                                   Title: Vice President
                                                          ----------------------

                                       TENANT:

                                       CROSSWORLD SOFTWARE, INC.,
                                       a Delaware corporation

                                       By:    /s/ MARK KENT
                                              --------------------------
                                       Name:  Mark Kent
                                              --------------------------
                                       Title: CFO
                                              --------------------------
                                       By:
                                              --------------------------
                                       Name:
                                              --------------------------
                                       Title:
                                              --------------------------

                                   EXHIBIT A

                                Attach Floor Plan

                          Showing Sixth Expansion Space




                   [GRAPHIC OF BAY PARK PLAZA APPEARS HERE]





         BAY PARK PLAZA  SIXTH FLOOR